UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Cerner Corporation, a Delaware corporation (the "Company"), is party to that certain Master Note Agreement dated effective November 11, 2019 (the "Shelf Agreement"), under which the Company may issue and sell unsecured senior promissory notes ("Notes") to the Purchasers listed therein. The material terms of the Shelf Agreement are described in the Company's current report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2019 (the "Form 8-K"), and incorporated herein by reference, and such description is qualified in its entirety by the full text of the Shelf Agreement, a copy of which was filed as Exhibit 10.4 to the Form 8-K.

On October 8, 2020, the Company entered into a First Amendment to Master Note Agreement (the "Amendment") with the Purchasers listed therein amending the Shelf Agreement. Pursuant to the Amendment, AIG Asset Management (U.S.), LLC, Barings LLC and NYL Investors LLC were added as Investor Group Representatives and, together with their affiliates, Purchasers; and the total aggregate principal amount of Notes that the Company may issue under the Shelf Agreement was increased from $1,050,000,000 to $1,800,000,000. In addition, the Amendment adds flexibility for the Purchasers to quote up to a 12-year tenor (as opposed to a maximum 10-year tenor). The remaining terms of the Shelf Agreement remain the same.

Under the Shelf Agreement, as amended by the Amendment, the Company may issue and sell up to an aggregate principal amount of $1,800,000,000 of Notes, minus any amount of any issued Notes outstanding, over a three-year period (until November 11, 2021). As of the date of this current report on Form 8-K, $1,500,000,000 remains available for issuance under the Shelf Agreement. The Company will apply the proceeds of the sale of the Notes for general corporate purposes.

The representations, warranties and covenants contained in the Amendment were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 with respect to the terms of, and the financial obligations created by, the Shelf Agreement, as amended.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Master Note Agreement dated October 8, 2020, between Cerner Corporation and the Purchasers listed therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: October 9, 2020	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer